POWER OF ATTORNEY OF DIRECTOR OF

THE PAUL REVERE VARIABLE ANNUITY INSURANCE COMPANY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of The Paul Revere Variable Annuity Insurance Company, Inc., a Massachusetts corporation, which proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, an Annual Report on Form N-3 for the year ended December 31, 2002, each hereby constitutes and appoints F. Dean Copeland or Susan N. Roth, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution to do any and all acts and things and execute, for him or her and in his or her name, place and stead, said form and any and all amendments thereto and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of May 1, 2003.

/s/ Thomas R. Watjen

Thomas R. Watjen

/s/ F. Dean Copeland

F. Dean Copeland

/s/ William L. Armstrong

William L. Armstrong

/s/ Cynthia A. Montgomery

Cynthia A. Montgomery